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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 3, 2006

DAYBREAK OIL AND GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1017 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 462-0315

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors appointed an eighth director to the board on August 3, 2006. The individual appointed was Eric L. Moe, 42, who is currently our Chief Executive Officer (CEO). Mr. Moe has served as our CEO since March 1, 2006.

From March 1, 2005 to February 28, 2006, Mr. Moe also provided Investor Relations services to our Company. Mr. Moe has over 21 years of experience in the finance field. While working as a Registered Representative with the NASD, Mr. Moe was also a Senior Partner and Vice President for a broker dealer. Since 1998, he has been consulting to both private and public companies specializing in mergers and acquisitions. During his career, Mr. Moe has been involved with over 20 businesses that have become public reporting companies. He has assisted in successfully raising over $100,000,000.00 in equity and debt financing. Mr. Moe attended Eastern Washington University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Daybreak Oil and Gas, Inc.

/s/ Terrence J. Dunne

By:_________________________________

Terrence J. Dunne, Chief Financial Officer

Date:     August 9, 2006